RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1.	Name of Portfolio/Series Lehman Brothers Core Bond Fund

2.	Name of Issuer Verizon Global Funding Corp 5.85% Notes 2035
3.	Date of Purchase9/8/2005

4.	Underwriter from whom purchased Blaylock and Barclays

5.	Affiliated Underwriter managing or participating in underwriting syndicate
           Lehman Brothers Asset Management LLC

6.	Is a list of the underwriting syndicates members attached?	    Yes__X_	No ___

7. Aggregate principal amount of purchase by all investment companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion and exercised such discretion with respect to the purchase $30,000M

8.	Aggregate principal amount of offering $1,000,000,000

9.	Purchase price net of fees and expenses 99.286

10.	Date offering commenced 9/8/05

11.	Offering price at close of first day on which any sales were made 99.286

12.	Commission, spread or profit .875% commission_______%		$_____/share

13.
Have the following conditions been satisfied?
Yes
No

a.
The securities are




part of an issue registered under the Securities Act of 1933 which is being offered to the public

x
___

____

part of an issue of Government Securities
____
____


Eligible Municipal Securities
____
____


sold in an Eligible Foreign Offering or
____
____







Yes
No





sold in an Eligible Rule 144A offering?

__
____

See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.



b.
1 The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer OR




x
____





____


2 If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


___


____

c.
The underwriting was a firm commitment underwriting?
_x___
____

d.
The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period see Attachment for comparison of spread with comparable recent offerings?




_x___




____

e.
The issuer of the securities, except for Eligible Municipal Securities, and its predecessors have been in continuous operation for not less than three years.


_x___

____
f.
1 The amount of the securities, other than those sold in an Eligible Rule 144A Offering see below, purchased by all of the investment companies advised by the Adviser,and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering OR



x
___



____

2 If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of




(i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144Aa1, plus



(ii) The principal amount of the offering of such class in any concurrent pubic offering?

____

____

g.
1 No affiliated underwriter of the Fund was a direct or indirect participant in or beneficiary of the sale OR

__x__

____











Yes
No


2 With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?


____



____





h.
Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form NSAR and quarterly reports to the Board?
x
____


____


Approved		Date











Attachment
RULE 10f3 REPORT FORM

Additional Information for paragraph d commission or spread comparable recent offerings


Comparison # 1
Comparison # 2
Comparison # 3
Comparison
# 4
Comparison # 5
Security

TRIBUNE 6.25 8/15/15 896047AF4
ARNET 6.00 9/1/15 053807AM5











Date Offered
8/10/2005
8/16/2005




Offering Price
99.524
99.343




Spread $






Spread %
0.45
0.45




Type of Security

CORP NOTE
CORP NOTE









Rating or Quality
A3/A

Ba2/BBB











Size of Issue
780MM USD
250MM USD




Total Capitalization of Issuer
12BIL USD
3.18BIL USD

Note  Minimum of two comparisons must be completed for each purchase.









B1